Exhibit 10.1
BRP GROUP, INC.
OMNIBUS INCENTIVE PLAN

PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD AGREEMENT
Subject to the terms and conditions set forth in this grant letter (the “Grant Letter”) and Exhibit A (the Grant Letter and Exhibit A constituting this “Agreement”), BRP Group, Inc., a Delaware corporation (the “Company”), has granted you as of the Grant Date set forth below an award of performance-based Restricted Stock Units (the “Award”). The Award is granted under and is subject to the BRP Group, Inc. Omnibus Incentive Plan (the “Plan”). Unless defined in this Agreement, capitalized terms shall have the meanings assigned to them in the Plan. The provisions of the Plan shall control in the event of a conflict among the provisions of the Plan, this Agreement and any descriptive materials provided to you.

AWARD TERMS:

PARTICIPANT: [●]
GRANT DATE: [●]
TARGET NUMBER OF PERFORMANCE-BASED RESTRICTED STOCK UNITS: [●] is the target number of performance-based Restricted Stock Units (the “PSUs”) granted under this Award.
VESTING: Subject to the Performance Goals, the PSUs shall vest as of [●] (the “Vesting Date”), subject to the Participant’s continued employment through such date.
PERFORMANCE PERIOD: The “Performance Period” shall be the period from [●] through [●].
PERFORMANCE GOALS: The Award shall be subject to the satisfaction of the “Performance Goals” as set forth on Attachment A to the Award Agreement, subject to the terms set forth in the Award Agreement.

Please review this Agreement and let us know if you have any questions about this Agreement, the Award or the Plan. You are advised to consult with your own tax advisors in respect of any tax consequences arising in connection with this Award.

If you have questions, please contact [●].

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

BRP GROUP, INC.
By:
Name:
Title:

Participant Name

EXHIBIT A
BRP GROUP, INC. OMNIBUS INCENTIVE PLAN
PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD AGREEMENT
THIS AGREEMENT, made and entered into on the date of the Grant Letter, by and between BRP Group, Inc. (the “Company”), a Delaware corporation, and the individual listed in the Grant Letter as the Participant.
WHEREAS, the Participant has been granted the Award under the Plan;
NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein, and for other good and valuable consideration, the parties hereto agree as follows.
1.     Grant of PSUs. In further consideration for the Protective Agreement (as defined below) previously executed by the Participant, the Company hereby grants to the Participant on the Grant Date the aggregate number of performance-based Restricted Stock Units (“PSUs”) as set forth in the Grant Letter (the “Award”), pursuant to the provisions of the Plan, the terms of which are incorporated herein, and further subject to the terms and conditions hereinafter set forth.
2.     Issuance of PSUs. Each PSU shall represent the right to receive one Share upon the vesting of such PSU, as determined in accordance with and subject to the terms of this Agreement and the Plan.
3.    Terms and Conditions. It is understood and agreed that the Award evidenced hereby is subject to the following terms and conditions:
(a)    Voting Rights. The Participant shall have no voting rights or any other rights as a shareholder of the Company with respect to the PSUs unless and until the Participant becomes the record owner of the Shares, including Dividend Shares (as defined below) to the extent applicable, underlying such PSUs.
(b)    Dividend Shares. If a dividend is paid on Shares during the period commencing on the Grant Date and ending on the date on which the Shares underlying the PSUs are distributed to the Participant pursuant to Section 3(e), the Participant shall be eligible to receive an amount equal to the dividend that the Participant would have received had the Shares underlying the PSUs been distributed to the Participant as of the time at which such dividend is paid; provided, however, that no such amount shall be payable with respect to any PSUs that are forfeited. Such amount shall be paid to the Participant on the date on which the Shares underlying the PSUs are distributed to the Participant in the same form (cash, Shares or other property) in which such dividend is paid to holders of Shares generally. Any Shares that the Participant is eligible to receive pursuant to this Section 3(b) are referred to herein as “Dividend Shares.”
(c)    Vesting of Award. Subject to the provisions of this Section 3 and Sections 4, 9 and 10, the Award shall vest and become non-forfeitable in accordance with the vesting schedule set forth in the Grant Letter. Subject to Section 3(d), in the event of a Termination of Service of the Participant for any reason prior to the date on which the Award otherwise becomes vested, the unvested portion of the Award shall immediately be forfeited by the Participant and become the property of the Company.
(d)    Change in Control. Notwithstanding anything herein to the contrary, in the event of a Change in Control on or prior to the last day of the Performance Period, performance with respect to the Performance Goals shall be determined in good faith by the Committee upon such Change in Control (treating the effective date of such Change in Control as the last day of the Performance Period). Subject to Section 12(b) of the Plan, the Award, to the extent earned, shall remain outstanding thereafter, and subject to the provisions of this Section 3 and Sections 4, 9 and 10, shall vest and become non-forfeitable on the Vesting Date, subject only to the Participant’s continued employment through such date (for the avoidance of doubt, following the Change in Control, the Award shall not be subject to the Performance Goals); provided that, if the Participant’s employment or service is terminated by the Company without Cause [(as defined in the Plan) or by the Participant for Good Reason (as defined in the Participant’s employment agreement with the Company or its applicable Affiliate), in each case] within 12 months following such Change in Control, subject to the Participant’s execution and non-revocation of a general release of all claims in form and substance satisfactory to the Company, the Award, to the extent earned, shall vest and become non-forfeitable as of the Participant’s termination date.
(e)    Distribution on Vesting. Subject to the provisions of this Agreement, upon the vesting of any of the PSUs, the Company shall deliver to the Participant, as soon as reasonably practicable after the Vesting Date, one Share for each such PSU and the number of Dividend Shares (as determined in accordance with Section 3(b)); provided that such delivery of Shares shall be made no later than March 15 of the calendar year immediately following the year in which the Vesting Date occurs. Upon such delivery, such Shares (including Dividend Shares) shall be fully assignable, alienable, saleable and transferrable by the Participant; provided that any such assignment, alienation, sale, transfer or other alienation with respect to such Shares shall be in accordance with applicable securities laws and any applicable Company policy.
(f)    Adjustment. The Award shall be subject to adjustment in accordance with Section 5(c) of the Plan.
(g)    No Right to Continued Service. The grant of the Award shall not be construed as giving the Participant the right to be retained in the employ of, or to continue to provide services to, the Company or any Affiliate. The receipt of any award under the Plan is not intended to confer any rights on the receiving Participant except as set forth in the applicable agreement.
(h)    No Right to Future Awards. Any award granted under the Plan shall be a one-time award that does not constitute a promise of future grants. The Company, in its sole discretion, maintains the right to make available future grants under the Plan.
4.    Treatment Upon Termination for Cause. If the Participant’s employment or service is terminated by the Company for Cause, the Award (whether vested or unvested) and any Shares delivered in respect thereof shall be immediately forfeited by the Participant to the Company.
5.    Restrictions on Transferability. Except as may be permitted by the Committee, neither this Award nor any right under this Award shall be assignable, alienable, saleable or transferable by the Participant other than by will or the applicable law of descent and distribution or to a designated Beneficiary. This provision shall not apply to any portion of this Award that has been fully vested and distributed and shall not preclude forfeiture of any portion of this Award in accordance with the terms herein.
6.    Tax Liability; Withholding Requirements.
(a)    The Participant shall be solely responsible for any applicable taxes (including, without limitation, income and excise taxes) and penalties, and any interest that accrues thereon, that the Participant incurs in connection with the receipt, vesting or distribution of any PSUs granted hereunder.
(b)    To the extent authorized by the Committee, the Company may withhold any tax (or other governmental obligation) that becomes due with respect to the PSUs (or any dividend distribution thereon) and take such action as it deems appropriate to ensure that all applicable withholding, income or other taxes, which are the sole and absolute responsibility of the Participant, are withheld or collected from the Participant and, unless otherwise determined by the Committee, to the extent such withholding would not result in liability classification of any portion of the Award pursuant to FASB ASC Subtopic 718-10. The Participant shall make arrangements satisfactory to the Company to enable the Company to satisfy all such withholding requirements. Notwithstanding the foregoing, the Committee may, in its sole discretion, permit or require the Participant to satisfy any such withholding requirement by transferring to the Company pursuant to such procedures as the Committee may require (including pursuant to a net settlement with respect to Shares delivered in respect of the Award), effective as of the date on which such requirement arises, a number of vested Shares owned and designated by the Participant having an aggregate Fair Market Value as of such date that is equal to the amount required to be withheld using the aggregate tax withholding method. If the Committee permits or requires the Participant to satisfy any such withholding requirement pursuant to the preceding sentence, the Company shall remit to the Internal Revenue Service and appropriate state and local revenue agencies, for the credit of the Participant, an amount of cash withholding equal to the Fair Market Value of the Shares transferred to the Company as provided above.
7.    Not Salary, Pensionable Earnings or Base Pay. The Participant acknowledges that the Award shall not be included in or deemed to be a part of (a) salary, normal salary or other ordinary compensation, (b) any definition of pensionable or other earnings (however defined) for the purpose of calculating any benefits payable to or on behalf of the Participant under any pension, retirement, termination or dismissal indemnity, severance benefit, retirement indemnity or other benefit arrangement of the Company or any Subsidiary or (c) any calculation of base pay or regular pay for any purpose.
8.    Whistleblower Protection; Defend Trade Secrets Act.
(a)    Nothing in this Agreement or otherwise limits the Participant’s ability to communicate directly with and provide information, including documents, not otherwise protected from disclosure by any applicable law or privilege to the Securities and Exchange Commission (the “SEC”), any other federal, state or local governmental agency or commission (“Government Agency”) or self-regulatory organization regarding possible legal violations, without disclosure to the Company. The Company may not retaliate against the Participant for any of these activities, and nothing in this Agreement requires the Participant to waive any monetary award or other payment that the Participant might become entitled to from the SEC or any other Government Agency or self-regulatory organization.

(b)    Further, nothing in this Agreement or otherwise precludes the Participant from filing a charge of discrimination with the Equal Employment Opportunity Commission or a like charge or complaint with a state or local fair employment practice agency.
(c)    Pursuant to the Defend Trade Secrets Act of 2016, the parties hereto acknowledge and agree that the Participant shall not have criminal or civil liability under any Federal or State trade secret law for the disclosure of a trade secret that (i) is made (A) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. In addition and without limiting the preceding sentence, if the Participant files a lawsuit for retaliation by the Company for reporting a suspected violation of law as contemplated by the preceding sentence, the Participant may disclose the relevant trade secret to his attorney and may use such trade secret in the ensuing court proceeding, if the Participant (X) files any document containing such trade secret under seal and (Y) does not disclose such trade secret, except pursuant to court order.
9.    Protective Covenants. As a condition precedent to and in consideration for receiving the Award granted pursuant to this Agreement, the Participant reaffirms such Participant’s obligations set forth in the protective agreement or other non-competition, non-solicitation, confidentiality, non-disparagement, assignment of inventions or other restrictive covenant agreement previously entered into by and between the Participant and BRP Group, Inc. or its affiliate (the “Protective Agreement”). Subject to Section 8, the Participant’s breach of the Protective Agreement or any other non-competition, non-solicitation, confidentiality, non-disparagement, assignment of inventions or other restrictive covenant agreement that the Participant may be subject to with the Company or any of its Affiliates shall, in addition to whatever other equitable relief or monetary damages that the Company or any of its Affiliates may be entitled to, result in automatic rescission, forfeiture, cancellation or return of any Shares issued in respect of the Award that are held by the Participant.
10.    Recoupment/Clawback. This Award (including any amounts or benefits arising from this Award) shall be subject to recoupment or “clawback” as may be required by applicable law, stock exchange rules or by any applicable Company policy or arrangement the Company has in place from time to time.
11.    References. References herein to rights and obligations of the Participant shall apply, where appropriate, to the Participant’s legal representative or estate without regard to whether specific reference to such legal representative or estate is contained in a particular provision of this Agreement.
12.    Miscellaneous.
(a)    Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or by courier, or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the party concerned at the address indicated below or to such changed address as such party may subsequently by similar process give notice of:

If to the Company:
BRP Group, Inc.
[ADDRESS]
Email: [●]

If to the Participant:
At the Participant’s most recent address shown on the signature page of the Grant Letter, or at any other address which the Participant may specify in a notice delivered to the Company in the manner set forth herein.
(b)    Entire Agreement. This Agreement, the Plan and any other agreements, schedules, exhibits and other documents referred to herein or therein constitute the entire agreement and understanding between the parties in respect of the subject matter hereof and supersede all prior and contemporaneous arrangements, agreements and understandings, both oral and written, whether in term sheets, presentations or otherwise, between the parties with respect to the subject matter hereof; provided that the restrictions set forth in this Agreement are in addition to, not in lieu of, any other obligation and/or restriction that the Participant may have with respect to the Company or any of its Affiliates, whether by operation of law, contract, or otherwise, including, without limitation, any non-solicitation obligations contained in an employment agreement, consulting agreement or other similar agreement entered into by and between the Participant and the Company or one of its Affiliates, which shall survive the termination of any such agreements, and be enforceable independently of such other agreements.
(c)    Severability. If any provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or this Agreement under any law deemed applicable by the Board, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Board, materially altering the intent of this Agreement, such provision shall be stricken as to such jurisdiction, and the remainder of this Agreement shall remain in full force and effect.
(d)    Amendment; Waiver. No amendment or modification of any provision of this Agreement that has a material adverse effect on the Participant shall be effective unless signed in writing by or on behalf of the Company and the Participant; provided that the Company may amend or modify this Agreement without the Participant’s consent in accordance with the provisions of the Plan or as otherwise set forth in this Agreement. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature. Any amendment or modification of or to any provision of this Agreement, or any waiver of any provision of this Agreement, shall be effective only (i) in the specific instance and for the specific purpose for which made or given and (ii) if compliant with Rule 5635(c)(4) of the Nasdaq Listing Rules.
(e)    Assignment. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Participant.
(f)    Successors and Assigns; No Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the Company and the Participant and their respective heirs, successors, legal representatives and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the Company and the Participant, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.
(g)    Governing Law; Forum; Waiver of Jury Trial. This Agreement shall be governed by the laws of the State of Delaware, without application of the conflicts of law principles thereof. Any action arising out of this Agreement shall be brought exclusively in the federal or state courts of the State of Delaware. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
(h)    Participant Undertaking; Acceptance. The Participant agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable to carry out or give effect to any of the obligations or restrictions imposed on either the Participant or the PSUs pursuant to this Agreement. The Participant acknowledges receipt of a copy of the Plan and this Agreement and understands that material definitions and provisions concerning the PSUs and the Participant’s rights and obligations with respect thereto are set forth in the Plan. The Participant has read carefully, and understands, the provisions of this Agreement and the Plan.
(i)    Counterparts. This Agreement may be executed in two counterparts, each of which shall constitute one and the same instrument.

ATTACHMENT A
PERFORMANCE GOALS